Exhibit 10.1

[__] 2025

[Employee Name]

Subject: Discretionary Equity Award Notice and Agreement (the “Award Agreement”)

Dear [Employee Name]:

We are pleased that that the Compensation Committee (the “Committee”) of the Board of Directors of Auburn National Bancorporation, Inc. (individually, and together with any Subsidiary that employs you, the “Company”). has selected you as an initial Participant in the Company’s 2024 Equity and Incentive Compensation Plan (the “Plan”) and as a Recipient of Awards hereunder. The Plan is part of our ongoing commitment to recognize and reward exceptional performance and contributions.

The Compensation Committee has granted you a discretionary equity award of restricted stock units (“RSUs”) under the Plan to recognize your contributions in meeting Company key initiatives and budget goals for 2024. Each RSU equals the right to one share of Company common stock upon vesting in accordance with the terms of the Award Agreement, and is subject to normal compensation tax and other withholdings upon vesting, but otherwise requires no payments by you.

This Notice and the attached Award Agreement Terms and Conditions together comprise the “Award Agreement” or the “Agreement.” Subject to the terms and conditions of the Plan and the Award Agreement, the Company hereby grants to the Recipient the following RSUs, which shall vest at the end of the Restriction Period set forth below, provided the Recipient remains continuously employed by the Company or a Subsidiary through the applicable Vesting Date and otherwise meets the vesting conditions in Section 4 of the Agreement:

•	Award: [Insert number] of RSUs

•	Grant Date: [__] 2025 (the “Grant Date”)

•	Vesting Schedule:

End of Restriction Period (“Vesting Date”)	Percentage of Award Vested on Vesting Date
[Insert Date]	[Insert %]

A copy of the Company’s Section 10(a) Prospectus has been provided with this Agreement (collectively with the documents, reports and filings included or incorporated therein, the “Prospectus”). As provided in the Agreement, you agree to electronic delivery of any documents, disclosures, notices or agreements related to the Plan, the Award or the related Prospectus.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

Congratulations! We appreciate your continuing valuable contributions and want you to share in the Company’s long-term success. Please read the Enclosed Award Agreement and the Prospectus carefully, ask Human Resources any questions and return a signed copy to Tamela Seymour by [__] 2025. If we have not received your acceptance of the Award Agreement by then, we will assume your acceptance and the Award Agreement will become binding.

By executing this Agreement, the Recipient accepts the Award and in consideration of the Award, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Company and Recipient, the Recipient intends to and shall be, legally bound by the Agreement.

Sincerely,

/s/ David A. Hedges

David A. Hedges

President and CEO

By signing and completing the information below, the undersigned acknowledges receipt of this Agreement and the Prospectus, and confirms that the undersigned has had an opportunity to review these, the documents included or incorporated in the Prospectus, ask questions of the Company and the Recipient’s tax and other advisors, and has executed this Agreement effective as of [__] 2025.

Recipient

[Recipient’s name]

Street Address

City, State and Zip Code

Notices under the Award Agreement should be given to the Recipient at the above addresses and to the Company to Attention: Tamela Seymour, Chief Human Resources Officer at 100 North Gay Street, Auburn, AL 36830.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

RESTRICTED STOCK UNIT AWARD AGREEMENT

TERMS AND CONDITIONS

Dated as of July 24, 2025

We are very pleased that the Compensation Committee (the “Committee”) of the Board of Directors of Auburn National Bancorporation, Inc. (together with any Subsidiary that employs you, the “Company”) has awarded you (the “Recipient” or “you”) Restricted Stock Units (“RSUs”) pursuant to the Company’s 2024 Equity and Incentive Compensation Plan, as it may be amended (the “Plan”), the Discretionary Equity Award Notice dated July 24, 2025 (the “Notice”) and these Terms and Conditions.

These are the Terms and Conditions referred to in the Notice. Together, the Notice and these Terms and Conditions comprise the Award Agreement (this “Agreement”). Subject to your acceptance, this Agreement is the “Evidence of Award” (as defined in the Plan) granted to you effective as of July 24, 2025 (the “Grant Date”) on the terms and conditions of the Plan, including Plan Section 7 “Restricted Stock Units,” and this Agreement. Capitalized terms used, but not defined herein shall have the respective meanings provided in the Plan.

1.

RSUs Do Not Represent Share Ownership. The Recipient understands and acknowledges that the RSUs do not represent ownership rights in or to Shares, and RSUs do not entitle the Recipient to any rights as a holder of Company Shares. Upon becoming a record owner of Shares on a Settlement Date for the RSUs, however, the Recipient will have all rights as a holder of such Shares.

2.	Settlement of RSUs.

(a)

Including an accelerated vesting, if any, as provided in Section 4 below, pursuant to this Agreement, the Company shall direct the Company’s registrar and stock transfer agent to promptly issue, in the name of the Recipient, an electronic book entry position on the Company transfer agent’s books or a physical stock certificate, representing the number of Net Shares into which the RSUs (and additional RSUs, if any, issued pursuant to this Agreement as a result of Dividend Equivalents on the RSUs) are to be settled in accordance with this Agreement. Each date that Net Shares issuable in settlement of RSUs awarded hereunder are issued to the Recipient is referred to herein as a “Settlement Date.”

“Net Shares” shall mean the Shares of the Award in which the Recipient has become vested, reduced by the number of Shares, if any, withheld by the Company for Withholdings, as defined and provided herein with respect related to the vesting of the RSUs.

(b)

The Net Shares shall be subject to such stop transfer orders, legends and other restrictions as the Committee may deem reasonably advisable under the Plan, including, without limitation to comply with the rules and requirements of the (i) Securities and Exchange Commission (“SEC”), (ii) the Nasdaq Global Market or any stock exchange upon which Shares are listed, (iii) applicable laws and (iv) the Company’s Certificate of Incorporation and Bylaws as these may be amended and in effect on any Vesting Date or Settlement Date.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

3.	Dividend Equivalents and Dividends.

(a)

Crediting of Dividend Equivalents on RSUs. Subject to this Section 3, from the date hereof through each Settlement Date, dividend equivalents shall be credited on the Recipient’s RSUs (other than RSUs that, at the relevant record date, previously have been settled in Shares or forfeited) as follows:

(i)

Cash Dividends. If the Company declares and pays a cash dividend or distribution on Shares, then the Recipient shall be credited, via book-entry as of the payment date for such dividend or distribution, with an amount equal to (A) the amount of such dividend on each outstanding Share, multiplied by (B) the number of outstanding RSUs then held by the Recipient that were awarded or issued hereunder including under this Section 3(a)(1) (excluding any RSUs that have been forfeited or settled previously) as of the payment date for such dividend or distribution (a “Dividend Equivalent”). Any Dividend Equivalent derived from a cash dividend or distribution in respect of Shares shall be converted into additional RSUs based on the Fair Market Value (as defined below), except as otherwise determined by the Committee. The Recipient shall continue to be credited with Dividend Equivalents on the original RSUs awarded hereby and on any RSUs issued in respect of Dividend Equivalents issued hereunder, until the earlier of the Settlement Date for the corresponding original RSUs under this Award or the forfeiture of such RSUs. The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding RSUs under this Award, and they shall vest (or, if applicable, be forfeited) and be settled in Shares in the same manner and at the same time as the corresponding RSUs under this Award, as if they had been granted at the same time as such Award.

(ii)

Fair Market Value. Except as otherwise determined by the Committee, for purposes of this subsection 3(a), “Fair Market Value” means the closing price of a Share on the Nasdaq Global Market or other securities exchange where the Shares are traded on the date of determination or, if Shares were not traded on a securities exchange on such date, then the closing price of a Share on the Nasdaq Global Market or other securities exchange where the Shares were traded on the most recent date prior to the date of determination. If no regular public trading market for such Common Stock exists on the date of determination or a day determined by the Committee to be reasonably close in time to the determination date, the Fair Market Value of the Common Stock other than Common Stock distributed in respect of Common Stock, shall be determined by the Committee in good faith and, if and to the extent applicable, such determination shall be made in a manner that satisfies any applicable provisions of Sections 409A and 422(c)(1) of the Internal Revenue Code of 1986, as amended from time to time, including Treasury regulations, court decisions and public Internal Revenue Service guidance.

(b)

Common Stock Dividends and Splits, etc. If the Company declares and delivers a stock split, whether in the form of a stock dividend or otherwise, or a distribution in the form of additional Shares in respect of Common Stock, then a number of additional RSUs shall be credited to the Recipient as of the payment date for such stock split, stock dividend, or distribution equal to (A) the outstanding, unvested RSUs (excluding any RSUs that have been forfeited or settled previously) that may still vest under this Agreement as of the record date for such dividend or distribution, multiplied by (B) the number of additional Shares actually issued as a stock dividend, stock split or distribution in respect of an outstanding Share.

(c)

Adjustment of Dividend Equivalents on RSUs. If any RSU issued pursuant to this Agreement is not vested (or is otherwise forfeited) for any reason, any dividend, distribution or stock split previously credited with respect to such RSU, whether in the form of a Dividend Equivalent, cash, or additional Shares or RSUs, shall be forfeited on the date on which the corresponding RSUs are not vested or earned or are forfeited.

(d)

Payment of Dividend Equivalents on RSUs. Any Dividend Equivalents, including cash or additional RSUs credited to the Recipient under Sections 3(a), 3(b) or 3(c) of this Agreement prior to a Settlement Date shall be accrued in book entry form (without interest or earnings) rather than paid to the Recipient when such dividend or distribution is paid. On a Settlement Date, the Company shall pay to the Recipient any Dividend Equivalents in the form specified in this Section 3 in respect of RSUs that are settled on such Settlement Date, subject to reduction for any applicable Withholdings).

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

4.	Vesting Conditions and Forfeiture.

(a)

Notwithstanding the Vesting Date provided in the Notice that is part of this Agreement, upon the occurrence of the following events prior to a Vesting Date, the extent to which outstanding RSUs that have not been settled or forfeited previously shall become vested, shall be governed and determined by this Section 4.

(1)

Retirement. In the event of the Recipient’s Retirement (as defined below), the Recipient will vest in and be entitled to receive a Pro Rata Amount (as defined below) of outstanding RSUs awarded or issued to Recipient hereunder that have not been settled or forfeited previously.

(2)

Death. In the event of the Recipient’s Termination of Employment (as defined below) due to death, the Recipient’s designated beneficiary, shall vest in and be entitled to receive 100% of the outstanding RSUs awarded or issued to Recipient hereunder that have not been settled or forfeited previously.

(3)

Disability. In the event of the Recipient’s Termination of Employment (as defined below) due to Disability (as defined below), the Recipient or the Recipient’s designated beneficiary, respectively, shall vest in and be entitled to receive 100% of the outstanding RSUs awarded or issued to Recipient hereunder that have not been settled or forfeited previously.

(4)

Involuntary Termination of Employment by the Company without Cause. In the event of the Recipient’s Termination of Employment by the Company without “Cause” (as defined below), the Recipient will vest in and be entitled to a “Pro Rata Amount” (as defined below) of the outstanding RSUs awarded or issued to Recipient hereunder that have not been settled or forfeited previously.

(5)

Change in Control. In the event of a Change in Control, where the RSUs are not assumed by the surviving entity or otherwise equitably converted or substituted, all RSUs outstanding under this Agreement awarded or issued to Recipient hereunder that have not been settled or forfeited previously shall become fully (100%) vested immediately upon such Change in Control, whether or not the Recipient’s employment with the Company and its Subsidiaries or any successors thereto is terminated.

In the event of a Change in Control, in which the RSUs are assumed by the surviving entity or otherwise equitably converted or substituted, upon the Recipient’s termination of Employment by the Company or a successor without Cause or the Recipient resigns for Good Reason (as defined below), in each case within two years after the effective date of the Change in Control, all restrictions on ownership shall automatically terminate and the RSUs will become fully (100%) vested on the earlier of Termination of Employment or the Vesting Date provided herein.

(b)

If the Recipient has a Termination of Employment prior to the Vesting Date for any reason other than as described in Section 4(a) immediately above, the Recipient shall forfeit all right, title and interest in and to this Award including all outstanding unvested RSUs and Dividend Equivalents that have not been forfeited or settled previously as of the date of such Termination of Employment, and such RSUs and Dividend Equivalents and all rights thereto shall be forfeited by the Recipient and cancelled

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

automatically. Further, in the event that the Recipient’s Termination of Employment is made by the Company for Cause, the Committee may demand that the Recipient return to the Company all Shares, cash and other property and proceeds thereof, respectively, previously issued or paid in respect of RSUs and Dividend Equivalents, and any proceeds of RSUs and Dividend Equivalents that vested during the period of conduct that was the Cause for the Termination of Employment by the Company.

(c)	Solely for purposes of this Agreement:

“Cause” means that the Recipient:

i.	committed an act constituting a misdemeanor involving dishonesty or moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof;

ii.

violated laws, rules or regulations applicable to banks, bank holding companies, or the banking and securities industries generally, or becomes ineligible to serve as an executive officer of a depository institution, depository institution holding company, or a publicly-traded company;

iii.	committed an act constituting gross negligence or willful misconduct causing harm to the Company;

iv.	engaged in conduct that materially violated the Company’s policies or procedures, and which is materially detrimental to the Company’s business, reputation, character or standing;

v.	committed an act of fraud, intentional dishonesty or misrepresentation which is materially detrimental to the Company’s business, reputation, character or standing;

vi.	violated any law relating to employment discrimination, harassment, or retaliation or any Company policy relating to employment discrimination, harassment or retaliation;

vii.	is subject to a “bad actor” disqualification as defined in SEC Regulation D, Rule 506 or 504;

viii.	used illegal drugs, abused other controlled substances or worked under the influence of alcohol or illegal drugs;

ix.	willfully refused to obey lawful directives from the board of directors of the Company or any Subsidiary;

x.	materially breached any of his obligations under this Agreement, including the restrictive covenants contained in Section 10 hereof;

xi.	engaged in a conflict of interest or self-dealing or materially violated a code or policy of the Company relating to business conduct, ethics, legal compliance or conflict of interest.

“Disability” means (A) the Recipient’s inability, due to physical or mental incapacity, to substantially perform the Recipient’s duties and responsibilities with the Company or any Subsidiary for one hundred eighty (180) days out of a three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; or (B) the Recipient’s eligibility to receive long-term disability benefits under any Company long-term disability plan, if any.

“Good Reason” means the occurrence of any of the following, in each case following a Change in Control and during the Vesting Period without the Recipient’s written consent:

i,	a material reduction in the Recipient’s base salary;
ii.	relocation of the Recipient’s principal place of employment as of the Date of Grant by more than thirty (30) miles;

iii.	any material breach by the Company or any successor of any material provision of this Agreement; or

iv.	a material diminution in the Recipient’s title, duties or responsibilities (other than temporarily while the Recipient is physically or mentally incapacitated).

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

The Recipient cannot terminate the Recipient’s employment for Good Reason unless the Recipient has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 60 days of the initial existence of such grounds and the Company has had at least 30 days from date on which such notice is provided to cure such circumstances. If the Recipient does not terminate the Recipient’s employment for Good Reason within 180 days after the first occurrence of the applicable grounds, then the Recipient be deemed to have waived the Recipient’s right to terminate for Good Reason with respect to such grounds.

“Pro Rata Amount” means the number of RSUs (rounded to the nearest whole number) equal to the product of (i) the number of RSUs scheduled to vest on the next regular Vesting Date, times (ii) a fraction, the numerator of which is the number of whole months between (x) the later of the Grant Date or the most recent regular Vesting Date and (y) the date of the Recipient’s Termination of Employment, and the denominator of which is 12.

“Retirement” means, solely for purposes of this Agreement, the Recipient’s voluntary Termination of Employment (i) upon or after attaining age 65 with at least five years of service with the Company or (ii) upon or after attaining age 55 with at least 10 years of service with the Company; provided the Recipient has no understanding, arrangement of agreement with any Person to engage in a “Competitive Business” (as defined below).

“Termination of Employment” means any termination of the employment or other service relationship between the recipient and the Company or any Subsidiary or affiliate thereof, regardless of whether severance or similar payments are made to the Recipient, for any reason, including, a termination by resignation, discharge, death, Disability or Retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including whether a leave of absence constitutes a Termination of Employment; provided, however, a leave of absence shall only constitute a Termination of Employment to the extent and at such time as such leave of absence would be deemed to constitute a separation from service for purposes of Code Section 409A.

5.

No Right of Continued Service, etc. The Plan and this Agreement are not employment agreements, and do not confer upon any Recipient any right to continued employment or other service with the Company or any Subsidiary or affiliate thereof, nor will these limit any right the Company or any Subsidiary or affiliate thereof would otherwise have at any time to terminate such Recipient’s employment or other service or change the recipient’s compensation. This Award shall not entitle the Recipient to participate in any other or future awards under the Plan or any other compensation or benefits.

6.

No Effect on Other Compensation and Benefits. In no event shall the value, at any time, of the RSUs, any related Dividend Equivalents or any other payment under this Agreement be included as compensation or earnings for calculating or determining any other compensation, retirement, or benefit offered to employees of the Company or any Subsidiary or affiliate thereof, except as specifically provided for with respect to such other compensation, retirement or benefit plan or agreement. The RSUs and any Dividend Equivalents are not part of normal or expected compensation or salary for any purposes including, the calculation of any severance, resignation, termination, redundancy or end of service payments, bonuses, change in control payments, long term service awards, pension or retirement benefits, profit-sharing or other payments.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

7.

Restrictions on Transfers, Pledges, Hedges, etc. The Recipient shall not pledge, hypothecate, encumber, transfer or assign any right or interest in the RSUs or any Dividend Equivalents to or in favor of any Person other than the Company, other than by will or laws of intestacy in the case of the Recipient’s death, or as permitted by the Committee in accordance with the Plan, including Section 15 of the Plan and the Company’s Insider Trading Policy. The Recipient is a “Covered Person,” as defined in the Company’s Insider Trading Policy, where Section 3 prohibits all speculative transactions in Company Securities. These prohibitions include short sales, equity and other swaps, forwards, futures, puts, calls and other options contracts and derivatives, including straddles, any other Derivative Securities or strategies involving one or any combinations of such instruments and/or Derivative Securities or short-term buying and selling of Company Securities. No Covered Person may use hedging instruments or strategies, including Derivative Securities, to increase the value or reduce the risks of any Awards under the Plan.

8.

Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the RSUs upon any stock exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the RSUs, the RSUs will not be converted to, and no Shares will be issued, unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.

Taxes and Withholdings. The Company or any employer Subsidiary is authorized by the Recipient and shall have the right to deduct or withhold, or require the Recipient to remit to the employer, an amount sufficient to satisfy federal, state, local and foreign taxes (including FICA and other benefit obligations) (“Taxes”) required by law to be withheld or paid with respect to any taxable event arising in connection with the RSUs (“Withholdings”). Unless otherwise determined by the Committee, this Withholding requirement shall be satisfied by withholding from the settlement of the RSUs, the cash, if any, in respect of Dividend Equivalents, and Shares having a Fair Market Value on the date of settlement equal to the minimum amount of required Withholdings for tax purposes, and otherwise withholding any remaining amount from any pay or other amounts payable by the Company or its employer Subsidiary to the Recipient. The Recipient acknowledges and agrees that the Recipient is solely responsible for the timely payment of all Taxes, which may exceed any Withholdings by the Company or an employer Subsidiary.

10.

Recipient Covenants. In consideration of this Award and the Recipient’s employment, other compensation and benefits, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Recipient, during Recipient’s employment by the Company or any Subsidiary and following the Termination of Employment, including in the case of any event specified in Section 4(a), the Recipient agrees that:

(a)

Confidential Information and Trade Secrets. The Recipient shall comply with the Company and its Subsidiaries’ policies on confidentiality and confidential information, during and for two (2) years after Recipient’s Termination of Employment. Further, the Recipient, shall not, directly or indirectly, transmit or disclose any Trade Secrets or Confidential Information to any Person and shall not make use of any such Trade Secrets or Confidential Information, directly or indirectly, for himself or any other Person, without the prior written consent of the Company, except for a disclosure that is required by any law or order, in which case the Executive shall make such disclosure confidentially, and to the extent permitted by law, order or Company policy, provide the Company prior written notice of such requirement and an opportunity to contest such disclosure and provide for its confidentiality, if disclosed. However, to the extent that such information is a “trade secret” as that term is defined under Alabama or federal law, this Section 10(a) is not intended to, and does not, limit the rights or remedies of the Company or any Subsidiary thereunder, and the time period for prohibition on disclosure or use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating any legal right or privilege of the Company or any Subsidiary or affiliate thereof.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

“Confidential Information” means information, other than Trade Secrets, which relates to the Company or any Subsidiary or affiliate thereof, their activities, their business or their suppliers or customers that is not generally known by Persons not employed by the Company or any Subsidiary or affiliate thereof, and which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his employment with the Company or which is confidential under any Company policy. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right or privilege of the Company or any Subsidiary or affiliate thereof.

“Trade Secrets” means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, pricing policies and strategies, distribution lists or lists of actual or potential customers, advertisers or suppliers which are not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, “Trade Secret” includes any documents or information that constitute a “trade secret(s)” under the common law or federal statute of the United States or any Alabama statute, including the Alabama Trade Secrets Act, and generally includes all source codes and object codes for the software of the Company or any Subsidiary or affiliate thereof, all buyer and seller information and all lists of customers, suppliers, lenders and counterparties to the extent that such information is covered by the Alabama Trade Secrets Act. Nothing in this Agreement is intended, or shall be construed, to limit the definitions or protections of the Alabama Trade Secrets Act or any other applicable law protecting trade secrets or other confidential information. Trade Secrets shall not include information that has become generally available to the public by the act of a Person which as the right to disclose such information without violating any legal right, privilege or policy of the Company or any Subsidiary.

(b)

Non-recruitment. Recipient shall not during his employment by the Company or a Subsidiary and for a period of one (1) year immediately following the termination of his employment with the Company or any Subsidiary or affiliate thereof, the Recipient shall not, without the Company’s prior express written consent, solicit or induce, or attempt to solicit or induce, any Protected Employee to terminate his relationship with the Company or any Subsidiary or affiliate thereof, and/or to enter into an employment, agency or other relationship with the Recipient or with any other Person with whom the Recipient is affiliated.

For purposes of this Agreement, “Protected Employee” means any employee of the Company or any Subsidiary thereof who was employed by the Company or a Subsidiary at any time during the Executive’s employment with the Company or any Subsidiary or affiliate thereof and (a) with whom the Executive had a supervisory relationship; (b) with whom the Executive worked or communicated on a regular basis regarding the Company’s, or any Subsidiary’s or affiliate’s business; or (c) from whom the Executive obtained Trade Secrets or Confidential Information as a result of his employment with the Company, or any Subsidiary or affiliate thereof.

(c)

Non-solicitation. The Recipient hereby covenants and agrees that during the Term and for a period of one (1) year immediately following the termination of his employment with the Company or any Subsidiary or affiliate thereof , without the prior express written consent of the Company, the Recipient shall not, either directly or indirectly, for himself or on behalf of any other Person, (i) solicit or contact, or attempt to solicit or contact, any “Customer” (as defined immediately below) for purposes of engaging in the business of banking, fiduciary services, lending or deposit taking or other financial services offered directly or indirectly or by or through the Company or any Subsidiary or affiliate thereof or with or through any other Person (collectively, the “Business Activities”) or (ii) take any action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any Customer to reduce or cease conducting Business Activities with the Company or any Subsidiary or affiliate thereof.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

For purposes of this Agreement, “Customer” means any individual or entity to whom the Company or any Subsidiary or affiliate thereof has provided products or services, related to or as part of the Business Activities, and with whom the Recipient had direct contact or responsibility on behalf of the Company or any Subsidiary or affiliate thereof during the Recipient’s employment by the Company or any Subsidiary within the twenty-four (24) months immediately prior to the termination of his employment with the Company or any Subsidiary.

(d)

Recoupment. This Award and any bonus, commission, compensation, or awards granted to you under the Plan is subject to recovery, or “clawback” by the Company in such amount and with respect to such time period as the Committee shall determine to be required by Company policies, including the Company’s Erroneously Awarded Executive Incentive-Based Compensation Recovery Policy or Code of Conduct and Ethics, and applicable law, rules, or regulations. In addition, all executive compensation plans and awards, including this Award and any RSUs, Dividend Equivalents and Shares issued or other property in respect thereof are subject to, and shall be administered as the Committee determines appropriate, to comply with the requirements and/or limitations of this Agreement and the Plan, and any applicable laws, rules, regulations, or regulatory agreements, including a revocation of this Award, rescission of any previously vested but unsettled Award and Dividend Equivalents, and recovery of any Shares and cash and other property previously settled hereunder. Following vesting or settlement, immediately upon demand by the Company, all RSUs, Shares and cash or other property issuable or payable, or issued, paid settled or delivered, respectively, in respect of RSUs and Dividend Equivalents received hereunder and all proceeds thereof shall be forfeited in the event of (i) any breach of any provision of this Agreement by the Recipient, including this Section 10, (ii) as required by applicable law, rules or regulations, and securities exchange upon which Shares are traded, or any Company policy or (iii) Termination of Employment by the Company for Cause.

(h)

No Limitation of Other Company Rights and Remedies. The remedies of forfeiture and recoupment are in addition to any other rights or remedies the Company, or any Subsidiary or affiliate thereof may have at law or in equity. Nothing herein is intended to or shall be construed as prohibiting or limiting the Company or any Subsidiary or affiliate thereof from pursuing any other rights or remedies available to it at law or in equity for such breach or threatened breach, including the recovery of damages and reasonable attorneys’ fees from the Recipient. The Executive agrees and consents that in the event of such breach or threatened by the Recipient of this Agreement, the Company, or any Subsidiary or affiliate thereof will be entitled, in addition to any other remedies and damages which may be available at law or in equity, including temporary restraining orders, and preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Recipient and all Persons acting for or with the Recipient, without posting bond.

11.

Code Section 409A. Notwithstanding the definition of “Change in Control” in Section 14.1 below, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control is a “payment event” under Section 409A of the Code for such Award, then for such purpose the Company will not be deemed to have undergone a Change in Control, unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code or applicable provisions Treasury Regulations §1.409A-3(i)(5) thereunder.

This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Code Section 409A. Notwithstanding anything contained herein to the contrary, if the vesting of the RSUs occurs as a result of the Recipient’s separation from service during a period in which the Recipient is a “specified employee” (as defined in Code Section 409A), then, to the extent necessary to avoid the imposition of tax penalties under Code Section 409A, and subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), the delivery of Shares in settlement of the RSUs will be delayed until the earlier of the Recipient’s death or the first day of the seventh month following the Recipient’s separation from service.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

12.

Committee and Plan Administration. The Plan is administered by the Committee, which has the authority to make certain determinations under and to interpret the provisions of, the Plan and awards granted under the Plan, including this Agreement and the Award hereunder. Any interpretation of this Award by the Committee and any decision made by it with respect to this Award are final and binding on all Persons.

13.	Miscellaneous.

13.1 Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

“Beneficially Owned” and corelative terms, such as “Beneficial Owner,” for purpose of this Agreement, have same meanings as provided in the Exchange Act Section 13(d) and SEC Regulation 13D-G thereunder including Regulation Section 13d-3, 13d-4, and 13d-5.

“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)	The acquisition by any Person of Beneficial Ownership of forty percent (40%) or more of either:

(i)	The aggregate then-outstanding Shares (the “Outstanding Shares”); or

(ii)

The combined voting power of the aggregate then-outstanding voting securities of the Company entitled to vote generally in the election of Directors or otherwise are “voting securities” under Board of Governors of the Federal Reserve System (“Federal Reserve”) Regulation Y Section 225.2(q) (the “Outstanding Voting Securities”);

provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b)

Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a Director subsequent to the date of this Agreement and whose election, or whose nomination for election by the Company’s stockholders, to the Board of Directors was either (i) approved by a vote of at least a majority of the Directors then comprising the Incumbent Board or (ii) recommended by the Nominating and Corporate Governance Committee comprised entirely of Directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, provided that any such individual or individuals whose initial assumption of office occurs as a result of either an actual or threatened election contest, other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer shall not be a member of the Incumbent Board; or

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

(c)

Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock or other equity interests in any acquiring or successor Person and the combined voting power of the then outstanding “voting securities” (as defined in Federal Reserve Regulation Section 225.2(q) (“Voting Securities”), as the case may be, of the Person resulting from the Business Combination (including, a corporation or other Person), which as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or affiliates) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares and Outstanding Voting Securities, of the Company and (ii) at least a majority of the members of the board of directors or other governing body of the Person resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

“Exchange Act” means the federal Securities Exchange Act of 1934 and the SEC’s rules and regulations thereunder, as these may be amended and in effect from time to time.

“Federal Securities Laws” means the Exchange Act and the Securities Act.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any governmental authority.

“Securities Act” means the Securities Act of 1933 and the SEC’s rules and regulations thereunder, as these may be amended and in effect from time to time.

13.2 Interpretation. For purposes of this Agreement: (a) “include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (b) “hereof,” “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated; (c) the singular includes the plural and vice versa; (d) any reference to a gender includes all genders; (e) “any” shall mean “any and all”; (f) “or” is used in the inclusive sense of “and/or”; (g) “Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority and (h) references to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified in effect from time to time in accordance with its terms. The headings, captions and section numbers of this Agreement are provided for convenience of reference only, and are not intended to and shall not affect the interpretation of this Agreement or the Award hereunder.

13.3 Electronic Deliveries and Signatures; Counterparts; etc. The Company may, in its sole discretion, communicate with Participants, including the Recipient, and deliver or receive any documents, instruments or agreement related to current or future participation in the Plan by electronic means. The Recipient consents and agrees to accept electronic delivery of any documents, instruments or agreement that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award or its operation. Electronic delivery may be via a Company email system or by reference to a location on a Company intranet, portal or other electronic systems established and maintained by the Company or a third-party designated by the Company to which the Participant has access. This Agreement may be executed in two or identical counterparts, each of which when signed by the Company and the Recipient will be deemed an original and all of which together will be deemed the same Agreement. The Recipient and the Company each acknowledge and agree that signatures delivered electronically by email in .pdf format otherwise, and all electronic acceptances, confirmations and signatures shall be valid and binding for all purposes, as fully as if manually executed and physically delivered.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

13.4 Compliance with Laws, Regulations and Company Policies. The Award of RSUs, and any Shares issued in settlement of RSUs and Dividend Equivalents shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by or reporting to the SEC or any governmental or regulatory agency that may be required, and the Recipient agrees to comply timely therewith and the terms of this Agreement and the Plan, including the Company’s Insider Trading Policy and other policies, and if a director or an executive officer of the Company, to comply with the provisions of Exchange Act Section 16 applicable to Recipient, including any reporting required with respect to Awards under this Plan.

13.5 Notices and Communications. Any notice or communication having to do with this Agreement shall be given by personal delivery, by certified mail, return receipt requested, or email addressed to the Company or the Recipient, to the respective addresses shown on the Notice that is part of this Agreement, as the same may be changed by the Company or the Recipient by prior notice to the other party, whether electronically or in any other manner permitted by Section 13.3 above.

13.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee’s rights under this Agreement and such change is not to the Grantee’s benefit, except to comply with applicable law.

13.7 Successors and Assigns. The Recipient’s rights hereunder are personal to the Recipient and may not be assigned to any other Person, except as expressly permitted herein, or as determined by the Committee pursuant to the terms of the Plan. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Company’s successors and assigns, and the Recipient’s permitted successors and assigns, heirs, legatees, designated beneficiaries, and legal and personal representatives.

13.8 Releases. Any issuance or transfer of Shares, Dividend Equivalents or proceeds thereof to the Recipient or to any the Recipient’s legal or personal representatives, heirs, legatees, designated beneficiaries, or pursuant to any domestic relations order in settlement of marital property rights, in accordance with this Agreement and the Plan, will be in full satisfaction of any and all Persons’ claims in or to an interest with respect to such Shares, Dividend Equivalents or other property or rights hereunder. As a condition precedent to such payment or issuance, the Company may require the Recipient or the Recipient’s legal or personal representatives, heirs, legatees, designated beneficiaries, distributees or transferees to execute (and not revoke within any time provided to do so) a complete irrevocable release and receipt therefor in such form as the Committee or its delegee deems appropriate; provided, however, that no review period under such release will modify the date of settlement with respect to vested RSUs or related Dividend Equivalents.

13.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Alabama applicable to agreements to be performed in the State of Alabama, and to the federal laws of the United States referenced herein, or applicable to the Plan, this Agreement or the Award, including the Code, Federal banking, bank holding company and depository institution laws rules and regulations, and the Federal Securities Laws. The Company and the Recipient knowingly and expressly waive application of the Alabama Non-Disparagement Obligations Act to this Agreement.

13.10. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision will not affect the validity or enforceability of any other provision of this Agreement, and all other provisions will remain in full force, and any noncompetition or other provisions in Section 10 are intended to be construed and enforced to the maximum extent permitted by law. A waiver by any party of any breach of this Agreement must be in writing and shall extend only to the specified breach for the time and for the period specified. A failure to exercise any right hereunder or a course of action or practice shall not be a waiver of any breach or right.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

13.11 Entire Agreement. This Agreement and the Plan contain the complete understanding and agreement between the Company and the Recipient concerning the RSUs, the Shares that may be issued pursuant to this Award and terms and conditions of the Award, and this Agreement supersedes any prior or contemporaneous discussions or understandings.

13.12 Acknowledgements. The Recipient acknowledges receipt and the opportunity to review the Plan, this agreement and the Prospectus for the Plan, copies of which may be accessed through the electronic system described in Section 13.3 above. The Prospectus has an explanation of certain federal income tax consequences. However, since tax laws often change and the tax consequences may depend upon the Recipient’s individual situation, the Recipient should consult the Recipient’s personal tax adviser as to the tax consequences of the Award.

The Recipient’s execution or electronic acceptance of the Notice confirms the Recipient’s receipt of the related prospectus, and the Recipient’s acceptance of the Award and the Agreement, including the foregoing terms and conditions.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.

This document constitutes part of prospectus covering securities that have been registered under the Securities Act of 1933.